UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2017

BERRY PLASTICS GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	1-35672	20-5234618
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Oakley Street

Evansville, Indiana 47710

(Address of principal executive offices / Zip Code)

(812) 424-2904

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 2, 2017, Berry Plastics Group, Inc. (the “Company”), amended its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to declassify its board of directors (the “Board”) and provide that directors shall be elected for one-year terms after a transition period.

The amendment to the Certificate of Incorporation (the “Certificate of Amendment”) was previously approved by the Board, subject to stockholder approval, and approved by the Company’s stockholders at the Annual Meeting of Stockholders held on March 2, 2017, as further described in Section 5.07 below.

On March 2, 2017, the Board approved amendments to the Company’s Amended and Restated Bylaws (“Bylaws”) effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State. Section 3.2 of the Bylaws has been amended to declassify the Board and provide that directors shall be elected for one-year terms. The Bylaws were also amended to make certain related administrative or conforming changes.

A copy of the Certificate of Amendment and the Bylaws, as amended and restated on March 2, 2017, are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein. The foregoing description of the amendments to the Certificate of Incorporation and Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Incorporation, as amended and Bylaws, as amended and restated.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 2, 2017, the Company held its Annual Meeting of Stockholders at the Tropicana Executive Conference Center located at 450 NW Riverside Dr., Evansville, Indiana 47708 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved (i) the election of three directors to the Board, each for a term of three years, (ii) an amendment to the Company’s Certificate of Incorporation to declassify the Board and provide that, after a transition period, directors shall be elected annually, and (iii) the ratification of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending September 30, 2017. The proposals presented at the Annual Meeting are described in detail in the Company’s Proxy Statement.

As of the record date for the Annual Meeting, there were 122,329,184 shares of common stock issued and outstanding and entitled to vote on each matter presented for vote at the Annual Meeting. At the Annual Meeting, 107,237,358 shares of common stock, or 87.66% of the issued and outstanding shares of common stock entitled to vote, were represented in person or by proxy.

The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

1

Item 1:	Election of Directors.

Name	Votes For	Votes Withheld	Broker Non-Votes
B. Evan Bayh	98,657,453	4,332,495	4,247,410
Jonathan F. Foster	98,626,995	4,362,953	4,247,410
Ronald S. Rolfe	101,609,233	1,380,715	4,247,410

Item 2:	Approval of an amendment to the Company’s Certificate of Incorporation to declassify the Company’s Board and provide that, after a transition period, directors shall be elected annually.

Votes For	Votes Against	Abstentions	Broker Non-Votes
102,976,272	7,959	5,717	4,247,410

Item 3:	Ratification of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending September 30, 2017.

Votes For	Votes Against	Abstentions
106,919,549	307,077	10,732

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Berry Plastics Group, Inc.
3.2	Amended and Restated Bylaws of Berry Plastics Group, Inc., as amended and restated on March 2, 2017.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BERRY PLASTICS GROUP, INC.
(Registrant)

Dated: March 3, 2017	By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, Chief Legal Officer and Secretary

3